EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-54057, 333-02315, 333-28007, 333-34623, 333-34621, 333-92193, 333-113647, 333-131638, 333-133928 and 333-142853, each on Form S-8, of our report dated March 1, 2010, relating to the consolidated financial statements and financial statement schedule of Sotheby’s and subsidiaries (“the Company”), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s retrospective adjustment for the adoption of new accounting guidance for the treatment of the liability and equity components of convertible debt instruments that may be settled entirely or partially in cash upon conversion, effective January 1, 2009), and our report dated March 1, 2010 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sotheby’s for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

New York, New York
March 1, 2010